SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) is October 5, 2006
ENERGY WEST, INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

MONTANA	0-14183	81-0141785

(State or other jurisdiction of incorporation or jurisdiction)	(Commission File Number)	(IRS Employer Identification Number)

1 First Avenue South, Great Falls, Montana	59401

(Address of principal executive office)	(Zip Code)
Registrant’s telephone number, including area code: (406) 791-7500
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On October 5, 2006, Energy West, Incorporated (the “Company”) submitted a non-binding proposal to Corning Natural Gas Corporation (“Corning’), a regulated public utility and a New York corporation, to enter into a merger or strategic combination with Corning. Corning currently is party to a definitive merger agreement with C&T Enterprises, Inc. (“C&T”). Richard M. Osborne, Chairman of the Board of Directors of Energy West and the Company’s largest single stockholder, is the beneficial owner of approximately 20% of the outstanding shares of Corning’s common stock. Mr. Osborne has publicly stated his opposition to Corning’s proposed merger with C&T.
Corning stated in a filing with the Securities & Exchange Commission on October 6, 2006 that its board of directors reviewed and considered the Company’s non-binding proposal, but does not plan to discuss or negotiate such non-binding proposal until after the Corning stockholders have voted on the proposed merger with C&T. Such vote is scheduled to occur at a special meeting of the Corning stockholders to be held on October 11, 2006. The Corning board also re-affirmed its approval of the merger agreement with C&T and its recommendation that all Corning stockholders vote for approval and adoption of the C&T merger agreement and the merger with C&T.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired
     Not applicable.
(b) Pro Forma Financial Information
     Not applicable.
(c) Exhibits.
     None.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY WEST, INCORPORATED
Dated: October 10, 2006	By:	/s/ David A. Cerotzke
David A. Cerotzke
President and Chief Executive Officer